Exhibit 32.1

STATEMENT PURSUANT TO

18 U.S.C. SECTION 1350

AS REQUIRED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Brookline Capital Acquisition Corp. (the “Company”) on Form 10-K for the period ending December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 7, 2022	/s/ Dr. Samuel P. Wertheimer	Chief Executive Officer
	Dr. Samuel P. Wertheimer	(Principal Executive Officer)

April 7, 2022	/s/ Patrick A. Sturgeon	Chief Financial Officer
	Patrick A. Sturgeon	(Principal Financial Officer)